Exhibit 10.1

Separation and Release of Claims Agreement

This Separation and Release of Claims Agreement (“Agreement”) is entered into by and between Teladoc Health, Inc., a Delaware corporation, (the “Employer”) on behalf of itself, its subsidiaries and other corporate affiliates and each of their respective employees, officers, directors, owners, shareholders and agents (collectively referred to herein as the “Employer Group”), and Mr. Peter McClennen (the “Employee”) (the Employer and the Employee are collectively referred to herein as the “Parties”) as of January 3, 2020 (the “Execution Date”).

The Employee’s last day of employment with the Employer is January 3, 2020 (the “Separation Date”). After the Separation Date, the Employee will not represent himself as being an employee, officer, attorney, agent or representative of the Employer Group for any purpose. Except as otherwise set forth in this Agreement, the Separation Date will be the employment termination date for the Employee for all purposes, meaning the Employee will no longer be entitled to any further compensation, monies or other benefits from the Employer Group, including coverage under any benefits plans or programs sponsored by the Employer Group.

1.          Return of Property. By the Separation Date, the Employee must return all Employer Group property, including identification cards or badges, access codes or devices, keys, laptops, computers, telephones, mobile phones, hand-held electronic devices, credit cards, electronically stored documents or files, physical files and any other Employer Group property in the Employee’s possession.

2.          Employee Representations. In exchange for the consideration described in Section 3, which the Employee acknowledges to be good and valuable consideration for his obligations hereunder, the Employee hereby represents that he intends to irrevocably and unconditionally fully and forever release and discharge any and all claims he may have, have ever had or may in the future have against the Employer Group that may lawfully be waived and released arising out of or in any way related to his hire, benefits, employment or separation from employment with the Employer as further explained and in accordance with Section 4. The Employee specifically represents, warrants and confirms that: (a) he has no claims, complaints or actions of any kind filed against the Employer Group with any court of law, or local, state or federal government or agency; and (b) he has been properly paid for all hours worked for the Employer Group, and that all overtime, commissions, bonuses and other compensation due to him has been paid, with the exception, as applicable, of his final payroll check for his wages through and including the Separation Date and any validly incurred and un-submitted requests for reimbursement, which will be paid on the next regularly scheduled payroll date for the pay period including the Separation Date or otherwise as soon as practicable. Any vested benefits under any of the Employer Group’s employee benefit plans are excluded and shall be governed by the terms of the applicable plan documents and award agreements. The Employee specifically represents, warrants and confirms that he has not engaged in, and is not aware of, any unlawful conduct in relation to the business of the Employer Group. If any of these statements is not true, the

Employee cannot sign this Agreement and must notify the Employer Group immediately, in writing, of the statements that are not true. Such notice will not automatically disqualify the Employee from receiving these benefits, but will require the Employer Group’s review and consideration.

3.          Separation Benefits. In consideration for the Employee’s execution, non-revocation of, and compliance with this Agreement, including the waiver and release of claims in Section 4, the Employer agrees to provide the following benefits:

(a)        In consideration for the Employee’s execution, non-revocation of, and compliance with this Agreement, including the waiver and release of claims in Section 4, the Employer agrees to provide the payments and benefits that are required by Employer for a “Good Reason” separation under the applicable provisions of that certain Executive Severance Agreement, dated as of July 7, 2017, by and between the Employer and the Employee (the “Severance Agreement”), subject to the terms and conditions set forth therein.

(b)        The Employee understands, acknowledges and agrees that these benefits exceed what he is otherwise entitled to receive upon separation from employment, and that these benefits are in exchange for executing this Agreement. The Employee further acknowledges no entitlement to any additional payment or consideration not specifically referenced herein.

(c)        Notwithstanding the foregoing, no payment shall be made or begin before the Effective Date of this Agreement.

4.          Release.

(a)        General Release and Waiver of Claims

In exchange for the consideration provided in this Agreement, the Employee and his heirs, executors, representatives, agents, insurers, administrators, successors and assigns (collectively, the “Releasors”) irrevocably and unconditionally fully and forever waive, release and discharge the Employer Group, including each member of the Employer Group’s parents, subsidiaries, affiliates, predecessors, successors and assigns, and all of their respective officers, directors, employees and stockholders, in their corporate and individual capacities (collectively, the “Releasees”) from any and all claims, demands, actions, causes of actions, obligations, judgments, rights, fees, damages, debts, obligations, liabilities and expenses (inclusive of attorneys’ fees) of any kind whatsoever (collectively, “Claims”), whether known or unknown, from the beginning of time to the date of the Employee’s execution of this Agreement, including, without limitation, any claims under any federal, state, local or foreign law, that Releasors may have, have ever had or may in the future have arising out of, or in any way related to the Employee’s hire, benefits, employment, termination or separation from employment with the Employer and any actual or alleged act, omission, transaction, practice, conduct, occurrence or other matter, including, but not limited to (i) any and all claims under Title VII of the Civil Rights Act, as amended, the Americans with Disabilities Act, as amended, the Family and Medical Leave Act, as amended, the Fair Labor Standards Act, the Equal Pay Act, as amended, the Employee Retirement Income Security Act, as amended (with respect to unvested benefits), the Civil Rights Act of 1991, as amended, Section 1981 of U.S.C. Title 42, the Sarbanes-Oxley Act of 2002, as amended, the Worker Adjustment and Retraining Notification Act, as amended, the National Labor Relations Act, as amended, the Age Discrimination in Employment Act, as amended, the Uniform Services Employment and Reemployment Rights Act, as amended, the Genetic Information Nondiscrimination Act of 2008, the Massachusetts Fair Employment Practices Law (MFEPL), the Massachusetts Civil Rights Act (MCRA), the Massachusetts Equal Rights Act (MERA), the Minimum Fair Wage Act, the Massachusetts Wage Act, the Massachusetts Equal Pay Act , all of their respective implementing regulations and/or any other federal, state, local or foreign law (statutory, regulatory or otherwise) that may be legally waived and released; (ii) any and all claims for compensation of any type whatsoever, including but not limited to claims for salary, wages, bonuses, commissions, incentive compensation, vacation and/or severance; (iii) any and all claims arising under tort, contract and/or quasi-contract law, including but not limited to claims of breach of an expressed or implied contract, tortious interference with contract or prospective business advantage, breach of the covenant of good faith and fair dealing, promissory estoppel, detrimental reliance, invasion of privacy, nonphysical injury, personal injury or sickness or any other harm, wrongful or retaliatory discharge, fraud, defamation, slander, libel, false imprisonment, negligent or intentional infliction of emotional distress; and (iv) any and all claims for monetary or equitable relief, including but not limited to attorneys’ fees, back pay, front pay, reinstatement, experts’ fees, medical fees or expenses, costs and disbursements.

However, this general release and waiver of claims excludes, and the Employee does not waive, release or discharge, (i) any right to file an administrative charge or complaint with the Equal Employment Opportunity Commission or other administrative agency, although the Employee waives any right to monetary relief related to such a charge or administrative complaint; and (ii) claims which cannot be waived by law, such as claims for unemployment benefit rights with the Massachusetts Department of Unemployment Assistance; and (iii) any rights to vested benefits, such as pension or retirement benefits.

5.          Knowing and Voluntary Acknowledgment. The Employee specifically agrees and acknowledges that: (i) the Employee has read this Agreement in its entirety and understands all of its terms; and (ii) the Employee knowingly, freely and voluntarily assents to all of its terms and conditions including, without limitation, the waiver, release and covenants contained herein; (ii) the Employee is executing this Agreement, including the waiver and release, in exchange for good and valuable consideration in addition to anything of value to which he is otherwise entitled; (v) the Employee is not waiving or releasing rights or claims that may arise after his execution of this Agreement; and (vi) the Employee understands that the waiver and release in this Agreement is being requested in connection with the cessation of his employment with the Employer.

The Employee further acknowledges that he has had twenty-one (21) days to consider the terms of this Agreement and consult with an attorney of his choice, although he may sign it sooner if desired. Further, the Employee acknowledges that he shall have an additional seven (7)

days from the date on which he signs this Agreement to revoke consent to his release of claims under the Age Discrimination in Employment Act, as amended, by delivering notice of revocation to Adam Vandervoort at the Employer Group, by e-mail, fax or overnight delivery before the end of such seven-day period. In the event of such revocation by the Employee, the Employer Group shall have the option of treating this Agreement as null and void in its entirety.

This Agreement shall not become effective, until the eighth (8th) day after the Employee and the Employer execute this Agreement. Such date shall be the “Effective Date” of this Agreement. No payments due to the Employee hereunder shall be made or begin before the Effective Date.

6.          Confidentiality. The Employee agrees and covenants that he shall not disclose any of the terms of or amount paid under this Agreement or the negotiation thereof to any individual or entity; provided,  however, that the Employee will not be prohibited from making disclosures to his attorney, tax advisors and/or immediate family members, or as may be required by law. This Section does not, in any way, restrict or impede the Employee from exercising protected rights to the extent that such rights cannot be waived by agreement or from complying with any applicable law or regulation or a valid order of a court of competent jurisdiction or an authorized government agency, provided that such compliance does not exceed that required by the law, regulation or order. The Employee shall promptly provide written notice of any such order to the Employer’s Chief Legal Officer. The provisions of this Section 6 are in addition to, and not in limitation of, the terms of that certain Employee Confidentiality and Proprietary Rights Agreement, dated as of July 7, 2017, by and between the Employer the Employee (the “Confidentiality Agreement”).

7.          Successors and Assigns.

(a)        Assignment by the Employer

The Employer may freely assign this Agreement at any time. This Agreement shall inure to the benefit of the Employer Group and its successors and assigns.

(b)        No Assignment by the Employee

The Employee may not assign this Agreement or any part hereof. Any purported assignment by the Employee shall be null and void from the initial date of purported assignment.

8.          Governing Law: Jurisdiction and Venue. This Agreement, for all purposes, shall be construed in accordance with the laws of New York without regard to conflicts-of-law principles. Any action or proceeding by either of the Parties to enforce this Agreement shall be brought only in any state or federal court located in the State of New York, County of Westchester. The Parties hereby irrevocably submit to the exclusive jurisdiction of such courts and waive the defense of inconvenient forum to the maintenance of any such action or proceeding in such venue.

9.          Entire Agreement. Unless specifically provided herein, this Agreement contains all the understandings and representations between the Employee and the Employer Group pertaining to the subject matter hereof, except for (i) the provisions of the Severance Agreement, and (ii) those of the Confidentiality Agreement.

10.        Modification and Waiver. No provision of this Agreement may be amended or modified unless such amendment or modification is agreed to in writing and signed by the Employee and by the Chief Legal Officer of the Employer. No waiver by either of the Parties of any breach by the other party hereto of any condition or provision of this Agreement to be performed by the other party hereto shall be deemed a waiver of any similar or dissimilar provision or condition at the same or any prior or subsequent time, nor shall the failure of or delay by either of the Parties in exercising any right, power or privilege hereunder operate as a waiver thereof to preclude any other or further exercise thereof or the exercise of any other such right, power or privilege.

11.        Severability. Should any provision of this Agreement be held by a court of competent jurisdiction to be enforceable only if modified, or if any portion of this Agreement shall be held as unenforceable and thus stricken, such holding shall not affect the validity of the remainder of this Agreement, the balance of which shall continue to be binding upon the Parties with any such modification to become a part hereof and treated as though originally set forth in this Agreement.

12.        Captions. Captions and headings of the sections and paragraphs of this Agreement are intended solely for convenience and no provision of this Agreement is to be construed by reference to the caption or heading of any section or paragraph.

13.        Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

14.        Non-Admission. Nothing in this Agreement shall be construed as an admission of wrongdoing or liability on the part of the Employer Group.

15.        Notices. All notices under this Agreement must be given in writing by overnight letter and receipted e-mail at the addresses indicated in this Agreement or any other address designated in writing by either party. When providing written notice to the Employer, a copy must be provided to the Employer’s General Counsel at the address below.

Notice to the Employer:

Teladoc Health, Inc.

2 Manhattanville Road, Suite 203

Purchase, New York 10577

Attn: Adam Vandervoort

avandervoort@teladochealth.com

(914) 369-1637

(203) 702-5243 (facsimile)

Notice to the Employee:

The employee’s address on file with the Employer.

16.        Reaffirmation and Non-Disparagement. The Employee hereby acknowledges, agrees and reaffirms that he is and remains bound by the applicable provisions of the Confidentiality Agreement and of the Severance Agreement, including, without limitation, those set forth in Sections 4 and 5 of the Severance Agreement. In addition, and not in limitation, of any provision of the Confidentiality Agreement or of the Severance Agreement, the Employee agrees and covenants that the Employee shall not at any time make, publish, or communicate to any person or entity or in any public forum any defamatory or disparaging remarks, comments, or statements concerning the Employer Group or its businesses, or any of its employees or officers, and existing and prospective customers, suppliers, investors, and other associated third parties, now or in the future. This Section does not in any way restrict or impede the Employee from exercising protected rights, including rights under the National Labor Relations Act (NLRA) or the federal securities laws, including the Dodd-Frank Act, to the extent that such rights cannot be waived by agreement or from complying with any applicable law or regulation or a valid order of a court of competent jurisdiction or an authorized government agency, provided that such compliance does not exceed that required by the law, regulation, or order. The Employee shall promptly provide written notice of any such order to the Employer’s Chief Legal Officer.

17.        Acknowledgment of Full Understanding. THE EMPLOYEE ACKNOWLEDGES AND AGREES THAT HE HAS FULLY READ, UNDERSTANDS AND VOLUNTARILY ENTERS INTO THIS AGREEMENT. THE EMPLOYEE ACKNOWLEDGES AND AGREES THAT HE HAS HAD AN OPPORTUNITY TO ASK QUESTIONS AND CONSULT WITH AN ATTORNEY OF HIS CHOICE BEFORE SIGNING THIS AGREEMENT. THE EMPLOYEE FURTHER ACKNOWLEDGES THAT HIS SIGNATURE BELOW IS AN AGREEMENT TO RELEASE TELADOC, INC. FROM ANY AND ALL CLAIMS.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Execution Date above.

Signature

Teladoc Health, Inc.

/s/ Adam C. Vandervoort	Date	1/6/2020
Adam C. Vandervoort

Signature

/s/ Peter McClennen	Date	1.6.2020
Peter McClennen